UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 12, 2015

CRYOPORT, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-34632	88-0313393
(State of other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

20382 Barents Sea Circle, Lake Forest, California 92630
(Address of Principal Executive Offices)

Registrant’s telephone number, including area code: (949) 470-2300

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14A-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 12, 2015, the Board of Directors (the “Board”) of Cryoport, Inc. (the “Company”) elected Richard J. Berman to the Board.

Mr. Berman has more than 35 years of venture capital, management and merger and acquisitions experience. He currently serves as a director of four public companies: NeoStem, Inc. (NASDAQ: NBS), Advaxis, Inc. (OTC: NIVM.OB), Lustros, Inc. (OTC: LSLD) and MetaStat Inc. (OTC: MTST), and has served as a director and/or officer of more than a dozen public and private companies. His previous experience includes positions at Goldman Sachs and as Senior Vice President of Bankers Trust Company. Some of his more notable positions include his service from 2006-2011 as Chairman of National Investment Managers (OTC: NIVM.OB), a company with $12 billion in pension administration assets. In 2012, he became vice chairman of Energy Smart Resources, Inc., a privately-held company. From 2004-2010, Mr. Berman served as a Director of NexMed Inc., a public biotech company. In 2008, Mr. Berman became its Chairman and CEO. In 2010 he merged the company with Apricus Biosciences. From 1998 to 2000, Mr. Berman was Chairman and CEO of Internet Commerce Corporation (now Easylink Services (NASDAQ: ESIC)), and thereafter, Chairman until 2001. Mr. Berman arranged the company’s acquisition of Easylink Services International in 2007. The company was sold for more than $300 million in 2012, and he stayed on as lead director and a member of all three committees. He served as CEO of Prestolite Battery Company of Canada from 1984-1992, and in 1991 he was responsible for creating the largest battery company in the world by merging Prestolite with General Battery and Exide to form Exide Technologies (OTC: XIDEQ), an $800 million company.

Mr. Berman is a past director of the Stern School of Business of NYU, where he received his B.S. and M.B.A. He also holds two law degrees, a J.D. from Boston College and a Special Certificate from The Hague Academy of International Law.

There have been no related party transactions between the Company and Mr. Berman, and there were no arrangements or understandings between Mr. Berman and any other person pursuant to which he was selected as director.

As non-employee director, he will participate in the Company’s director compensation plan governed by the Compensation Committee and will receive an initial grant to purchase 200,000 shares of the Company’s common stock upon joining the Board. In addition, Mr. Berman elected to receive shares of unregistered common stock of the Company in lieu of cash compensation for his services as a director and chairman of the audit and compensation committees of the Company. Under the director compensation plan, Mr. Berman will be issued shares of common stock for his services calculated by dividing the quarterly cash compensation of $17,500 by the volume weighted average price of the Company’s common stock for the last five days of the trading month ending each quarter multiplied by 1.15.

He will also be the Chairman of the Company’s Compensation Committee and the Company’s Audit Committee and a member of the Governance and Nominating Committee.

                A copy of the press release announcing Mr. Berman’s appointment is attached to this Current Report on Form 8-K as Exhibit 99.1 and is incorporated herein by this reference.

Item 9.01               Financial Statements and Exhibits

(d)           Exhibits.  The following material is filed as an exhibit to this Current Report on Form 8-K:

Exhibit

Number

99.1                       Press Release, dated January 12, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CRYOPORT, INC.

Date: January 13, 2015	By:	/s/ Robert Stefanovich
Robert Stefanovich
Chief Financial Officer

EXHIBIT INDEX

Exhibit
Number	Description

99.1	Press Release, dated January 12, 2015, issued by the Registrant.